SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                    )

Filed by registrant	☑

Filed by a party other than the registrant	☐

Check the appropriate box:

☐	Preliminary proxy statement	☐	Confidential for use of the Commission only (as permitted by Rule 14a-6(e)(2) ).

☑	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12.

Merchants and Manufacturers Bancorporation, Inc.

(Name of Registrant as Specific in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 15, 2005

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Merchants & Manufacturers Bancorporation, Inc. scheduled for 4:00 P.M. on Tuesday, May 24, 2005 at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin. The meeting will take place in Wehr Hall, #2 shown on the enclosed map. Enter parking lot A at the southwest corner of the Alverno campus from Morgan Avenue.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

     Your Board of Directors and management look forward to greeting you and discussing the condition of your Corporation with you.

     Please be sure to sign and return the enclosed proxy card whether or not you plan to attend the meeting so that your shares will be voted. If you do attend the meeting, you may revoke your proxy and vote in person if you prefer. The Board of Directors joins me in hoping that you will attend.

Sincerely yours,

By:	/s/ Michael J. Murry

Michael J. Murry
Chairman of the Board of Directors and Chief
Executive Officer

Enclosure

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
VOTING OF PROXIES AND REVOCABILITY
RECORD DATE AND VOTING SECURITIES
SHAREHOLDER PROPOSALS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
ANNUAL REPORT
PROPOSAL 1
NOMINEES FOR CLASS I DIRECTORS
DIRECTORS CONTINUING IN OFFICE
SECURITY OWNERSHIP OF MANAGEMENT
BOARD COMMITTEES AND MEETING ATTENDANCE
CORPORATE GOVERNANCE MATTERS
DIRECTOR COMPENSATION
CERTAIN TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
THE 1996 INCENTIVE STOCK OPTION PLAN
STOCK OPTION GRANTS IN 2004
BENEFIT PLANS
PERSONNEL/COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE MATTERS
SHAREHOLDER RETURN AND PERFORMANCE PRESENTATION
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
INCORPORATION BY REFERENCE
PROXY FOR ANNUAL MEETING

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 24, 2005

TO THE SHAREHOLDERS OF MERCHANTS AND MANUFACTURERS BANCORPORATION, INC:

The Annual Meeting of Shareholders of Merchants and Manufacturers Bancorporation, Inc. (“Merchants”), will be held at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin, on Tuesday, May 24, 2005, at 4:00 p.m., for the purpose of considering and voting on:

1.	The election of four Directors to serve until the annual meeting in the year 2008 as Class I Directors. Management’s nominees are named in the accompanying Proxy Statement.

2.	Such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed April 6, 2005, as the record date for determining the shareholders of Merchants and Manufacturers Bancorporation, Inc., entitled to notice of and to vote at the meeting, and only holders of Common Stock of Merchants and Manufacturers Bancorporation, Inc. of record at the close of business on such date will be entitled to notice of and to vote at such meeting and all adjournments.

THE BOARD OF DIRECTORS OF MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE FOUR PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND NAMED IN THE PROXY STATEMENT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, WHETHER YOUR HOLDINGS ARE LARGE OR SMALL. IF YOU DO ATTEND THE MEETING, OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

New Berlin, Wisconsin	By Order of the Board of Directors of
April 15, 2005	Merchants and Manufacturers Bancorporation, Inc.

	By:	/s/ Michael J. Murry

Michael J. Murry, Chairman of the Board of Directors
and Chief Executive Officer

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
5445 South Westridge Drive, P.O. Box 511160, New Berlin, WI 53151
PROXY STATEMENT
ANNUAL MEETING – MAY 24, 2005

VOTING OF PROXIES AND REVOCABILITY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Merchants and Manufacturers Bancorporation, Inc., hereinafter called “Merchants” or the “Corporation,” to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 24, 2005, at 4:00 P.M., at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin, and at any adjournment(s) thereof (the “Annual Meeting”).

The expense of printing and mailing proxy material, including forwarding expense to beneficial owners of stock held in the name of another, will be borne by Merchants. No solicitation of proxies other than by mail is contemplated, except that officers or employees of Merchants or its subsidiaries may solicit the return of proxies from certain shareholders by telephone. The Proxy Statement and the accompanying Proxy are being sent to Merchants’ shareholders commencing on or about April 15, 2005.

Shares owned through participation in Merchants’ Dividend Reinvestment Plan will be included on the Proxy you receive and will be voted in accordance with your instructions in the same manner as shares registered in your own name. Arrangements will be made with brokerage houses, custodians, nominees, and other fiduciaries to send proxy material to their principals.

The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is required for a quorum, with respect to the matters on which action is to be taken at the Annual Meeting. Under Wisconsin law, directors are elected by plurality, meaning the four individuals receiving the largest number of votes are elected as directors. Abstentions and broker non-votes (shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Shares as to which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted “FOR” the election of management’s nominees as directors. If additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment in such matters.

Proxies may be revoked at any time prior to the exercise thereof by filing with the Secretary of Merchants a written revocation or a duly executed proxy bearing a later date. Shareholders who are present at the Annual Meeting may revoke their proxy and vote in person, if they so desire.

RECORD DATE AND VOTING SECURITIES

The Board of Directors has fixed the close of business on April 6, 2005, as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the

Annual Meeting. The securities of Merchants entitled to be voted at the Annual Meeting consist of shares of its Common Stock, $1.00 par value (“Common Stock”) of which 3,674,054 shares were issued and outstanding at the close of business on the Record Date. Only shareholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Annual Meeting.

Each share of Common Stock is entitled to one vote on all matters. The Common Stock carries no cumulative voting rights.

SHAREHOLDER PROPOSALS

Any shareholders desirous of including any proposal in Merchants’ proxy soliciting material for the next regularly scheduled annual meeting of shareholders of Merchants must submit their proposal, in writing, at Merchants’ executive offices no later than December 16, 2005. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Proposals submitted other than pursuant to Rule 14a-8 will be considered untimely if received after March 1, 2006 and the Corporation will not be required to present any such proposal at the next regularly scheduled annual meeting of shareholders. If the Board of Directors decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the next regularly scheduled annual meeting of shareholders will have the right to exercise discretionary voting power with respect to such proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The only person known by Merchants to beneficially own more than 5% of the outstanding shares entitled to vote at the Annual Meeting is the following:

	Common Stock	Percent of Shares
Name and Business Address	Beneficially Owned	Outstanding
Tontine Financial Partners, L.P. (and certain affiliates)	201,592(1)	5.49%
55 Railroad Avenue,
3rd Floor, Greenwich,
CT 06830

(1)	Tontine Financial Partners, L.P. and certain affiliates filed a Schedule 13G on November 11, 2004, as amended on February 8, 2005, reporting that such persons beneficially owned 201,592 shares of Common Stock with shared voting and investment power over all such shares.

ANNUAL REPORT

The 2004 Annual Report of Merchants, which includes financial statements for the years ended December 31, 2004, 2003, and 2002, has been mailed concurrently with this proxy statement to shareholders as of the Record Date. The Annual Report does not constitute a part of the proxy material.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors of Merchants is divided into three classes designated as Class I, II and III, with each class of directors serving staggered three-year terms. The term of office of directors in Class I expires at the Annual Meeting. At the Annual Meeting, shareholders will elect four Class I directors to serve until Merchants’ 2008 annual meeting of shareholders and until their successors are elected and qualified. All of the nominees for Class I directors are currently directors of Merchants.

The four nominees have consented to serve, if elected, and at the date of this Proxy Statement, Merchants has no reason to believe that any of the named nominees will be unable to serve. Unless otherwise directed, the persons named as proxies intend to vote in favor of the election of the four nominees listed below.

The information presented below as of April 1, 2005, is based in part on information received from the respective persons and in part on the records of Merchants.

NOMINEES FOR CLASS I DIRECTORS
(TERM EXPIRING IN 2008)

J. Michael Bartels, Age 65, President, Bartels Management Services, Inc., Milwaukee, WI, a real estate development company, since 1977; Director of Franklin State Bank since 1982; Director of Merchants since 1995; Director of Community Financial Group Financial Services, Inc. since 2002.

Thomas J. Sheehan, Age 66, Chairman of the Board of Grafton State Bank since 1998, President and Chief Executive Officer of Grafton State Bank from 1989 to 2002; Director and Vice Chairman of Merchants since 2000; Chairman of the Board of Community Financial Group Mortgage, Inc. since 2002; Director of Lincoln State Bank and Franklin State Bank from 2000 to 2004.

Rodney T. Goodell, Age 65, President of Goodell Rentals Inc., a rental property management firm, since 1993; Chairman of the Board of Community Bank Financial since 2002 and Director of Community Bank Financial since 1987; Director of Merchants since 2002.

James A. Sass, Age 62, President, Max A. Sass Funeral Home, since 1975; Director of Merchants since 1993; Director of Lincoln State Bank since 2002; Director of Lincoln Community Bank from 1987 to February 19, 2002, the effective date of the merger of Lincoln Community Bank and Lincoln State Bank.

DIRECTORS CONTINUING IN OFFICE

CLASS III DIRECTORS (TERM EXPIRING IN 2007)

Michael J. Murry, Age 59, re-elected Chief Executive Officer of Merchants in January 2005, Chairman of the Board of Directors of Merchants since 1992, and Director of Merchants since 1982; Director of Lincoln State Bank since 1983; Director of Franklin State Bank since 1992; Director of Grafton State Bank since 2000; Director of Community Bank Financial since 2002.

William L. Adamany, Sr., Age 63, Co-founder and member of Star-IOWA LLC, an operator of multi-plex movie theaters, and Co-founder and President of AGT Enterprises, Inc., Prairie du Chien, WI, an operator of multi-plex theaters, since 1984; Director of Merchants since 2004; Director of Fortress Bank since 2004.

Nicholas S. Logarakis, Age 64, President, The Logarakis Group, Inc., Franklin, WI, a diversified holding company, since 1967; Director of Merchants since 1982; Chairman of the Board of Lincoln State Bank since 1992 and Director of Lincoln State Bank since 1977; Chairman of the Board of Community Financial Group Financial Services, Inc. since 2002.

CLASS II DIRECTORS (TERM EXPIRING IN 2006)

Steven R. Blakeslee, Age 54, President of Blakeslee Rural Septic & Soil Testing Inc., a septic and soil testing company, since 1980; President of DITECH LTD., a land use consulting firm, since 1984; Chairman of The Reedsburg Bank since 2004, Director of The Reedsburg Bank from 1994 to 2004 and Vice President of The Reedsburg Bank from 1996 to 2004; Director of Merchants since 2004.

Harold J. Mueller, Age 75, Chairman of Wisconsin State Bank since 2000; Director of Merchants since 2004.

Sister Joel Read, Age 79, President Emerita of Alverno College since 2004; President of Alverno College from 1968 to 2003; Director of Merchants since 2004.

Donald A. Zellmer, Age 71, Owner of Ridgeview Farms, Inc., New Glarus, WI; retired from the accounting firm of Ernst & Young LLP in 1990; served as Chairman of the Board of Directors and Chief Executive Officer of Fortress Bancshares, Inc., from 2000 to 2002; Director of Merchants since 2002.

The information provided below as of April 1, 2005 is with respect to executive officers of Merchants who are not directors of Merchants.

Executive Officers

Name, Age	Principal Occupation
James F. Bomberg Age: 61	President and Chief Executive Officer of Community Financial Group, Inc. since 2004; Director of Lincoln State Bank and Franklin State Bank since 2000; President and Director of Merchants from 1994 to 2004, Chief Executive Officer of Merchants from 1998 to 2004.

Edward H. Cichurski Age: 63	President and Director of Community Financial Group Financial Services, Inc. since 2000; Chairman of the Board of Community Financial Group, Inc. since 2005; Director of Merchants from 2003 to 2004; partner PricewaterhouseCoopers, LLP from 1978 to 2000;

Charles P. Heffernan Age: 47	Executive Vice President and Chief Credit Officer of Merchants since 2004; Senior Vice President and Division Head with U.S. Bank from 1999 to 2004.

Frederick R. Klug Age: 33	Executive Vice President and Chief Financial Officer of Merchants since 2005; Vice President of Business Development and Finance of Merchants from 2001 to 2005; Investment Banking Associate with Robert W. Baird & Co. Incorporated from 1994 to 2001.

John M. Krawczyk Age: 49	Executive Vice President and General Counsel of Merchants since 2005; Executive Vice President, Secretary and General Counsel of Merchants from 1993 to 2005.

James C. Mroczkowski Age: 44	Executive Vice President and Chief Operating Officer of Merchants since 2005; Executive Vice President and Chief Financial Officer of Merchants from 1994 to 2005.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of March 1, 2005, information as to the beneficial ownership of Common Stock of each continuing director, each nominee for director and each executive officer named in the Summary Compensation Table, individually, and all directors and the listed executive officers of the Corporation, as a group.

	Common Stock
	Beneficially Owned		Percent of
Name and Other Position with Merchants	as of April 1, 2005		Shares Outstanding
William L. Adamany, Sr.	—		*
J. Michael Bartels	38,378	(2)	1.15
Steven R Blakeslee	5,532	(3)	*
James Bomberg (President & CEO of Community Financial Group)	34,746	(1),(4)	1.04
Edward Cichurski (President Community Financial Group Financial Services)	5,167	(1),(5)	*
Rodney Goodell	56,654	(6)	1.70
Charles Heffernan (Chief Credit Officer)	—		*
Nicholas Logarakis	30,775	(7)	*
James Mroczkowski (Chief Operating Officer)	11,514	(1),(8)	*
Harold Mueller	104,505	(9)	3.13
Michael Murry (Chairman & CEO of Merchants)	34,936	(1),(10)	1.05
Sr. Joel Read	—		*
James Sass	13,053	(11)	*
Thomas Sheehan (Vice Chairman)	30,326		*
Donald Zellmer	11,903	(12)	*
Directors and Executive Officers	377,489	(1)	11.32

(1)	Includes shares issuable pursuant to incentive stock option plans exercisable within sixty days of March 1, 2005 as follows: Mr. Bomberg, 4,695 shares, Mr. Cichurski, 1,500 shares, Mr. Mroczkowski, 5,130 shares and Mr. Murry, 9,812 shares.

(2)	Includes 9,259 shares held in joint tenancy with Mr. Bartels’ wife.

(3)	Includes 136 shares held in joint tenancy with Mr. Blakeslees’ wife.

(4)	Includes 14,589 shares allocated to Mr. Bomberg under the 401(k) Plan.

(5)	Includes 2,587 shares held in trust of which Mr. Cichurski and his wife are joint trustees and 1,080 shares allocated to Mr. Cichurski under the 401(k) Plan.

(6)	Consists of 53,154 shares held in trust of which Mr. Goodell is trustee and 3,500 shares held in the name of Goodell Rental, of which Mr. Goodell is President.

(7)	Includes 13,326 shares held in joint tenancy with Mr. Logarakis’ wife, 15,000 shares held in trust for the benefit of Mr. Logarakis and his wife, and 544 shares held in Mr. Logarakis’ wife’s name.

(8)	Includes 3,084 shares allocated to Mr. Mroczkowski under the 401(k) Plan.

(9)	Consists of 104,505 shares held in trust of which Mr. Mueller is trustee.

(10)	Includes 14,549 shares allocated to Mr. Murry under the 401(k) Plan and 413 shares held in joint tenancy with Mr. Murry’s brother.

(11)	Includes 1,823 shares held in joint tenancy with Mr. Sass’ wife and 1,069 shares held in Mr. Sass’ wife’s name.

(12)	Includes 557 shares held in joint tenancy with Mr. Zellmer’s wife, 5,024 shares held in trust of which Mr. Zellmer is trustee and 2,211 shares held in Mr. Zellmer’s wife’s name.

* denotes less than 1% ownership

All shares reported herein are owned with sole voting and investment power vested in those persons whose names are provided herein or their spouses.

BOARD COMMITTEES AND MEETING ATTENDANCE

The Board of Directors held five meetings during 2004. Each incumbent director attended during his/her tenure 75% or more of the total number of meetings of the Board of Directors and committees of the Board of which he/she was a member, except for J. Michael Bartels and Sister Joel Read. Sister Read was elected to the board in August of 2004 and at the time of her nomination the Board of Directors was aware that she would be unable to attend any Board of Directors meetings for the remainder of 2004. Sister Read did attend committee meetings in 2004.

The Board of Directors of Merchants has the following committees:

The Personnel/Compensation Committee reviews the performance and compensation of certain senior officers of Merchants and its subsidiaries, including all executive officers of Merchants. The members of the Personnel/Compensation Committee include directors of Merchants and its subsidiary banks. The present members are Messrs. Logarakis, Rose, Holton, Goodell, Holte, Cherek, James Sass, Judge, Owens, Blakeslee, Harold Mueller, Ms. Ryan and Ms. Monreal-Cameron. The Personnel/Compensation Committee held three meetings during 2004.

The Audit Committee – See Audit Committee Matters.

The Marketing Committee assists management in analyzing market trends for the products of the subsidiary banks and in devising strategies for promoting, advertising and selling the services of the subsidiary banks. The members of the Marketing Committee include directors of Merchants and its subsidiary banks. The present members are Messrs. Klose, Kacmarcik, McCarville, Heffernan, Papenfuss, Donald Bartels, J. Michael Bartels, Gavin, Frank Janiszewski, Uelman, and Sister Read. The Marketing Committee held two meetings during 2004.

The Asset/Liability Management Committee monitors the interest rate risk of the interest-earning assets of the subsidiary banks in comparison to their interest-bearing liabilities. The members of the Asset/Liability Management Committee include directors of Merchants and its subsidiary banks. The present members are Messrs. Adamany, Krambeer, Uelmen, Casimir Janiszewski, Smith, Kacmarcik, Pamperin, Gary Krawczyk, Mirsberger, and Steven Sass. The Asset/Liability Management Committee held two meetings during 2004.

The Operational Risk Committee oversees the establishment of policies and procedures and adherence to such policies and procedures to ensure compliance by Merchants and its subsidiaries with laws, rules and regulations applicable to banks and bank holding companies. The members of Operational Risk Committee include directors of Merchants and its subsidiary banks. The present members are Messrs. Kaczynski, Aguilar, Kranitz, Gary Krawczyk, Hoffland, Schroeder, Wilk, Yoap, Comstock, Reicks and Gapinski. The Operational Risk Committee held two meetings during 2004.

The Technology/Operations Committee establishes a framework within which Merchants will meet the challenges of the new millennium, by providing quality products and services to its varied constituencies in a cost efficient manner, along with ensuring that the internal technological architecture of Merchants meets industry state of the art standards wherever possible. The members of the Technology/Operations Committee include directors of Merchants and its subsidiary banks. The present members are Messrs. Casimir Janiszewski, Frank Janiszewski, Sarnowski, Bemis, Wilson, Bradley Peterson, Olson, Donald Peterson, Schroeder, and Dunham. The Technology Committee held one meeting during 2004.

The Corporate Governance and Nominating Committee assists the Board of Directors by (a) identifying qualified candidates to serve on the Board of Directors, (b) recommending to the Board of Directors candidates for election to the Board of Directors, (c) considering any nomination for director submitted by shareholders, and (d) developing, recommending, and periodically reviewing Merchants’ Corporate Governance Policies. The members of the Corporate Governance and Nominating Committee include directors of Merchants and its subsidiary banks. The present members are Messrs. Logarakis, Cherek, Holton, Goodell, Zellmer, Murry, and James Sass. The Nominating Committee held one meeting in 2004.

CORPORATE GOVERNANCE MATTERS

Director Nominations

Merchants has a standing Corporate Governance and Nominating Committee and a current copy of the Committee’s charter is located on Merchants’ web site at www.mmbancorp.com. All Corporate Governance and Nominating Committee members, with the exception of Mr. Murry, are independent in accordance with the listing standards of the Nasdaq stock market.

The Corporate Governance and Nominating Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, Merchants and Manufacturers Bancorporation, Inc., 5445 S. Westridge Drive, P.O. Box 511160, New Berlin, Wisconsin 53151, that sets forth (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934 and (4) the name and address (business and residence) of the shareholder making the recommendation and the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation. The Corporation may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Corporation. Shareholder recommendations will be considered only if received not less than 120 days before the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders.

The Corporate Governance and Nominating Committee will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Committee believes that a nominee recommended for a position on the Corporation’s Board of Directors must have an appropriate mix of characteristics, experience, diverse perspectives, and skills. The Corporate Governance and Nominating Committee will consider new candidates to the Board based on the following: the size and existing composition of the Board; the number and qualification of the candidates; the benefit of continuity on the Board; and the relevance of the candidate’s background and experience to the issues facing Merchants.

The Corporate Governance and Nominating Committee has adopted guidelines for evaluating and selecting candidates for election on the Board of Directors. Under these guidelines, each potential director should have:

•	personal integrity and high ethical character;

•	accountability and responsiveness;

•	absence of conflicts of interest;

•	intellectual perspectives and ideas; and

•	relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

Mr. Mueller was appointed to the Corporation’s Board of Directors in 2004 pursuant to the merger agreement for the Corporation’s acquisition of Random Lake Bancorp Limited.

Mr. Blakeslee was recommended for nomination for appointment to the Board of Directors by the Board of Directors of The Reedsburg Bank. After consideration by the Governance and Nominating Committee, the Committee recommended Mr. Blakeslee as a candidate to the full board. The Corporation’s Board of Directors appointed Mr. Blakeslee as a director in 2004.

Sister Read and Mr. Adamany were recommended for nomination for appointment to the Board of Directors by Mr. Murry. After consideration by the Governance and Nominating Committee, the Committee recommended Sister Read and Mr. Adamany as candidates to the full board. The Corporation’s Board of Directors appointed Sister Read and Mr. Adamany directors in 2004.

Communications between Shareholders and the Board of Directors

The Corporation has placed on its website located at www.mmbancorp.com a description of the procedures for shareholders to communicate with the Board of Directors, a description of the Corporation’s policy for its directors and nominee directors to attend the Annual Meeting and the number of directors who attended last year’s Annual Meeting.

Code of Ethics

The Corporation has adopted a Code of Ethics that applies to all of the Corporation’s employees, including the Corporation’s principal executive officer, principal financial officer, and principal accounting officer. A copy of the Code of Ethics is available on the Corporation’s website which is located at www.mmbancorp.com. The Corporation also intends to disclose any amendments to, or waivers from, the Code of Ethics on its corporate website.

DIRECTOR COMPENSATION

Directors of Merchants who are not employees of Merchants or any of its subsidiaries are paid fees in the form of an annual retainer. The amount of the annual retainer ranges from $10,000 for a Director of Merchants who serves on one committee to $15,000 for a Director of Merchants who serves on multiple Merchants’ subsidiary Board of Directors’ and/or committees. The Chairman of the Audit Committee is paid a retainer fee of $30,000 per year.

CERTAIN TRANSACTIONS

Various executive officers and directors of Merchants, members of their families, and the companies or firms with which they are associated were customers of, and had banking transactions, including loans, with one or more of Merchants’ subsidiary banks in the ordinary course of each such bank’s business during 2004. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of Merchants’ subsidiary banks, did not involve more than a normal risk of collectibility or present other unfavorable features.

Pursuant to a lease agreement dated September 30, 1999, the 7000 LLC leases the office building housing the Franklin State Bank main office, located at 7000 South 76th Street, Franklin, Wisconsin to Merchants. The 7000 LLC is a Wisconsin Limited Liability Company in which Merchants’ Directors J. Michael Bartels, Logarakis, and James Sass hold members’ interests. The annual base rent for the facility amounts to $306,324. The terms of the lease agreement were negotiated between Merchants and 7000 LLC on an arms-length basis, and Merchants believes that the lease terms are as favorable to Merchants as could have been obtained from an unaffiliated third party.

Pursuant to a lease agreement dated December 28, 2000, the 14000 LLC leases the office buildings housing the Lincoln State Bank New Berlin branch office, located at 14000 West National Avenue, New Berlin, Wisconsin and the Merchants offices, along with certain amenities, located at 14100 West National Avenue, New Berlin, Wisconsin, to Merchants. The 14000 LLC is a Wisconsin Limited Liability Company in which Merchants’ Directors Bartels, Logarakis, and James Sass hold members’ interests. The annual base rent for the facilities amounts to $359,976. The terms of the lease agreement were negotiated between Merchants and 14000 LLC on an arms-length basis and Merchants believes that the lease terms are as favorable to Merchants as could have been obtained from an unaffiliated third party.

Pursuant to a lease agreement dated June 7, 2002, Delta Holdings LLC leases the office building housing the Lincoln State Bank Brookfield office and the former Merchants corporate headquarters located at 19105 West Capitol Drive, Brookfield, Wisconsin to Merchants. Delta Holdings LLC is a Wisconsin Limited Liability Company in which Director Logarakis holds a membership interest. The annual base rent for the facilities amounts to $251,748. The terms of the lease agreement were negotiated between Merchants and Delta Holdings LLC on an arms-length basis and Merchants believes that the lease terms are as favorable to Merchants as could have been obtained from an unaffiliated third party.

Mr. Harold Mueller, a director of the Merchants, entered into a consulting agreement with Merchants on August 12, 2004. The agreement is for five years and provides for annual consulting fees in the amount of $50,000.

Mr. Sheehan resigned his employment position on January 15, 2004 and entered into separate consulting arrangements with Merchants and its wholly-owned subsidiary, Community Financial Group Mortgage, Inc. The contracts are for 3 years each and provide for annual consulting fees in the amounts of $66,094 and $51,046, respectively.

On November 1, 2003, the Corporation acquired Reedsburg Bancorporation, Inc. (“Reedsburg”) and its wholly-owned subsidiary, The Reedsburg Bank. The purchase price for Reedsburg was $36.0 million including $17.8 million in cash, $12.8 million in promissory notes and 146,800 shares of common stock valued at $5.4 million based on the average price over the contractual pricing period. Mr. Blakeslee was a shareholder and director of Reedsburg. As a shareholder of Reedsburg, Mr. Blakeslee received part of the purchase price, which consisted of approximately $322,040 of cash, a $700,000 promissory note and 4,906 shares of common stock. Mr. Blakeslee’s promissory note will mature on the fifth anniversary of the date of issuance, and principal on the promissory note is due in five equal annual installments on November 1 of each year from 2004 through 2008. The promissory note bears interest at the rate of 5.35% per year, payable quarterly. The promissory note is secured by an irrevocable letter of credit issued by M&I Marshall & Ilsley Bank. Mr. Blakeslee was appointed as a director of the Corporation in 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, Merchants’ directors and executive officers, as well as certain persons holding more than 10% of Merchants’ stock, are required to report their initial ownership of stock and subsequent changes in such ownership to the Securities and Exchange Commission and Merchants (such requirements hereinafter referred to as “Section 16(a) filing requirements”). Specific time deadlines for the Section 16(a) filing requirements have been established.

To Merchants’ knowledge, and based solely upon a review of the copies of such reports furnished to Merchants, with respect to the fiscal year ended December 31, 2004, Merchants’ directors and executive officers complied with the applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation paid or accrued for services rendered in all capacities to Merchants and its affiliates for the fiscal years ended December 31, 2004, 2003 and 2002 of the two persons who served as Chief Executive Officer of Merchants in 2004 and of the four other most highly compensated persons who served as executive officers as of December 31, 2004 and whose annual compensation exceeded $100,000 in 2004.

Summary Compensation Table

					Long-Term Compensation
	Annual Compensation				Awards
					Securities
Name and				Other Annual	Underlying	All Other
Principal Position	Year	Salary	Bonus (1)	Compensation	Options/SARs(#)	Compensation
Michael Murry *	2004	$320,000	$97,500	—	2,222	$52,594	(2)
Chairman of the Board and Chief Executive	2003	$291,946	$230,000	—	—	$45,795	(3)
Officer of Merchants	2002	$279,067	$120,680	—	—	$19,325	(4)
James Bomberg	2004	$205,000	$70,000	—	2,000	$22,016	(5)
President and Chief Executive Officer of	2003	$188,324	$70,000	—	—	$14,683	(6)
Community Financial Group	2002	$180,385	$60,000	—	—	$9,302	(7)
Edward Cichurski	2004	$173,000	$35,000	—	1,500	$7,321	(7)
President of Community Financial Group	2003	$179,838	$35,000	—	—	$8,092	(7)
Financial Services	2002	$170,254	$30,000	—	—	$7,400	(7)
James Mroczkowski	2004	$122,000	$44,000	—	1,500	$6,785	(7)
Chief Operating Officer of	2003	$122,850	$42,000	—	—	$6,234	(7)
Merchants	2002	$117,000	$33,000	—	—	$5,679	(7)
Charles Heffernan(8)	2004	$150,095	$15,000	—	—	—
Chief Credit Officer of	2003	—	—	—	—	—
Merchants	2002	—	—	—	—	—
Donald Rowland (9)	2004	$232,763	$—		—	$100,000	(10)
Former President, Chief Executive Officer and Chief	2003	—	—	—	—	—
Operating Officer of Merchants	2002	—	—	—	—	—

*	See comments under “COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION – Chief Executive Officer and Chairman of the Board Compensation.”

(1)	Consists of amounts earned during the indicated fiscal year under the Corporation’s bonus program and paid in the following fiscal year.

(2)	Contributions to the Corporation’s Defined Contribution 401(k) Plan of $23,177 and life insurance policy premium of $29,417.

(3)	Contributions to the Corporation’s Defined Contribution 401(k) Plan of $16,377 and life insurance policy premium of $29,417.

(4)	Contributions to the Corporation’s Defined Contribution 401(k) Plan of $15,639 and life insurance policy premium of $3,686.

(5)	Contributions to the Corporation’s Defined Contribution 401(k) Plan of $11,424 and life insurance policy premium of $10,592.

(6)	Contributions to the Corporation’s Defined Contribution 401(k) Plan of $9,859 and life insurance policy premium of $4,824.

(7)	Contributions to the Corporation’s Defined Contribution 401(k) Plan.

(8)	Mr. Heffernan joined Merchants in February 2004. The amounts presented for 2004 represent the compensation from his hire to December 31, 2004.

(9)	On October 21, 2004, Donald Rowland resigned as Merchants President, Chief Executive Officer and Chief Operating Officer and a member of the Company’s Board of Directors to pursue personal interests.

(10)	Represents a severance payment made to Mr. Rowland as a result of his resignation.

Employment Agreements

In February of 1996, Merchants entered into employment agreements with Messrs. Murry, Bomberg, Krawczyk and Mroczkowski. Messrs. Murry, Bomberg, Krawczyk and Mroczkowski serve as Chairman of the Board of Directors and Chief Executive Officer of Merchants; President and Chief Executive Officer of Community Financial Group, Inc.; Executive Vice President and General Counsel of Merchants; and Executive Vice President and Chief Operating Officer of Merchants, respectively. With the exception of the Employment Agreements with Messrs. Murry and Mroczkowski, all of the Employment Agreements replace previous employment agreements with the respective officers.

On September 8, 2000, Merchants entered into an employment agreement with Mr. Edward Cichurski to serve as President of Community Financial Group Financial Services, Inc.

Except for the Employment Agreement with Mr. Murry, all of the Employment Agreements have terms of three years. Mr. Murry’s Employment Agreement has a term of five years. Each Employment Agreement is automatically extended on its anniversary date for an additional year, unless either party has given advance notice that the Agreement will not be extended, in which case the Agreement expires at the end of its then-remaining term. Duties to be performed under the Agreements are set forth therein. Compensation for services rendered under the Employment Agreements consists of the Base Salary, as defined in the Agreements, and participation in bonus and other benefit plans.

If the Agreements are terminated by the employer prior to their expiration for reasons other than the employee’s death, retirement, disability, or other than for cause as defined in the Agreements, or if the employee terminates the Agreement for cause as defined in the Agreement or after a change in control, as defined in the Agreements, then the employee will receive severance payments equal to the sum of the Base Salary in effect at termination plus the cash bonus, if any, for the year prior to termination times the number of years of the remaining employment term. In addition, the employee will receive fringe benefits during such remaining term. If termination occurs because of death, retirement or for cause, or if the employee terminates without cause, then the employer is obligated to pay the compensation and benefits only through the date of termination. If termination occurs due to disability, as defined in the Employment Agreements, the employee will be entitled to payment of his Base Salary at 100% for one year and at 75% for the remaining portion of the employment term, adjusted by payments received by the employee pursuant to disability insurance and social security and workers compensation programs.

On February 9, 2004, Merchants entered into an Employment Agreement with Mr. Charles Heffernan to serve as Chief Credit Officer of Merchants. The Employment Agreement has a term of five years. Duties to be performed are set forth therein. Compensation for services rendered under the Employment Agreement consists of Base Salary, as defined in the Agreement, and participation in bonus and other benefit plans. If the Agreement is terminated by the employer prior to its expiration because of death, disability, retirement or if for cause as defined in the Agreement, the employer is obligated to pay the compensation and benefits only through the date of termination. If the Agreement is terminated other than for the reasons detailed above, the employee will receive severance payments equal to the sum of the base salary in effect at the termination date times the number of years of the remaining employment term. Such severance payments shall not be for less than a twelve month period.

The Employment Agreements provide that during the employment period and for one year thereafter, the employee will not accept employment with any Significant Competitor, as that term is defined in the Employment Agreements, of the Corporation or its affiliates.

THE 1996 INCENTIVE STOCK OPTION PLAN

On April 25, 1996, the Board of Directors of Merchants adopted the Merchants and Manufacturers Bancorporation, Inc. 1996 Incentive Stock Option Plan (the “Plan”), which was approved by the shareholders on May 28, 1996. The Plan was amended, upon approval by the shareholders on June 4, 2002, to increase the total number of shares of stock from 60,000 to 210,000 with respect to which options may be granted pursuant to the Plan. On November 21, 2003, the plan was amended to provide for the issuance of non-statutory stock options in addition to the Incentive Stock Options already provided for in the plan.

The Plan replaced the 1986 Incentive Stock Option Plan, which terminated in April 1996. The purpose of the Plan is to advance the interests of Merchants and its subsidiaries by encouraging and providing for the acquisition of an equity interest in Merchants by key employees and by enabling Merchants and its subsidiaries to attract and retain the services of employees upon whose skills and efforts the success of Merchants depends.

In 2002, shares were added to allow the Corporation flexibility to compete in the market place to employ executives that the Corporation feels are necessary to further its interests. The additional shares provide a necessary tool for successfully acquiring new institutions and are necessary to allow the conversion of existing option plans of purchased institutions to Merchants’ Plan. The number of options granted as a result of acquisitions since the amendment of the plan in 2002 totals 50,052.

The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan a copy of which may be obtained from Merchants upon request to Mr. John Krawczyk, General Counsel, 5445 S. Westridge Drive, P.O. Box 511160, New Berlin, WI 53151.

The Plan is administered by the Personnel/Compensation Committee of the Board or by any other committee appointed by the Board consisting of not less than three (3) directors (the

“Committee”). Subject to the terms of the Plan and applicable law, the Committee has the authority to: establish rules for the administration of the Plan; select the individuals to whom options are granted; determine the numbers of shares of Common Stock to be covered by such options; and take any other action it deems necessary for the administration of the Plan.

Participants in the Plan consist of the individuals selected by the Committee. Those selected individuals may include any executive officer or employee of Merchants or its subsidiaries who, in the opinion of the Committee, contribute to Merchants’ growth and development.

Subject to adjustment for dividends or other distributions, recapitalizations, stock splits or similar corporate transactions or events, the total number of shares of Common Stock with respect to which options may be granted pursuant to the Plan is 210,000. The shares of Common Stock to be delivered under the Plan may consist of authorized but unissued stock or treasury stock.

The Committee may grant options to key employees as determined by the Committee. The Committee has complete discretion in determining the number of options granted to each such grantee. It is intended that all Incentive Stock Options granted under the Plan will qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code.

The exercise price for all options granted pursuant to the Plan is the fair market value of the Common Stock on the date of grant of the option; however, in case of Incentive Stock Options granted to a person then owning more than 10% of the outstanding Common Stock, the option price will be not less than 110% of the fair market value on such date. The exercise price must be paid in cash at the time of exercise of the options.

Options granted under the Plan must be exercised within ten (10) years from the date of grant, provided that Incentive Stock Options granted to a person then owning more than 10% of the outstanding stock of Merchants must be exercised before the fifth anniversary of the date of grant. Options not exercised within the stated time period will expire.

The Committee may impose such transfer restrictions on the shares of Common Stock acquired pursuant to the exercise of options under the Plan as may be required, among others, by applicable federal or state securities laws. Merchants has a “right of first refusal” pursuant to which any shares of Common Stock acquired by exercising an option must first be offered to Merchants before they may be sold to a third party. Merchants may then purchase the offered shares on the same terms and conditions (including price) as apply to the potential third-party purchaser.

The Board of Directors of Merchants may terminate, amend or modify the Plan at any time, provided that no such action of the Board, without prior approval of the shareholders may: increase the number of shares which may be issued under the Plan; materially increase the cost of the Plan or increase benefits to participants or change the class of individuals eligible to receive options.

The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and Merchants will not be entitled to a tax deduction when an Incentive Stock Option is exercised. The tax consequences to an optionee upon disposition of shares acquired through the exercise of an Incentive Stock Option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option which qualifies as such under the Internal Revenue Code. Generally, there will be no tax consequences to Merchants in connection with the disposition of shares acquired under an option.

The holder of a non-statutory stock option will normally recognize ordinary income at the time of exercise of the option based on the difference between the fair market value of the underlying stock at the time of the exercise of the option and the exercise price of the option. The tax consequences to an optionee upon disposition of the shares acquired through the exercise of an option will depend on how long the shares have been held.

The following table presents information about stock options for Merchants stock granted in 2004 to the officers named in the Summary Compensation Table.

STOCK OPTION GRANTS IN 2004

	Number of
	Securities
	Undelying	Percent of Total Options
	Options	Granted to Employees in	Exercise	Expiration	Grant Date
Name	Granted (1)	Fiscal Year (1)	Price	Date	Present Value (2)
Michael Murry	2,222	5.6%	$45.00	2/13/14	$11,707
James Bomberg	2,000	5.1%	$45.00	2/13/14	$10,538
Edward Cichurski	1,500	3.8%	$45.00	2/13/14	$7,903
James Mroczkowski	1,500	3.8%	$45.00	2/13/14	$7,903
Charles Heffernan	—	—	N/A	N/A	N/A
Donald Rowland (3)	—	—	N/A	N/A	N/A

(1)	All options granted in 2004 were granted under the 1996 Incentive Stock Plan

(2)	The grant date present value was determined using the Black-Scholes model with the following assumptions: a nine-year expected period of time to exercise; a risk-free rate of return of 4.22%; an expected dividend yield of 2.07%; and a volatility factor of 17.90%.

(3)	On October 21, 2004, Donald Rowland resigned as Merchants President, Chief Executive Officer and Chief Operating Officer and a member of the Company’s Board of Directors to pursue personal interests.

The following table summarizes for each of the officers named in the Summary Compensation Table the number of shares of Merchants stock acquired upon exercise of options during the fiscal year ended December 31, 2004; the aggregate dollar value realized upon exercise of options; the total number of unexercised options held at the end of the fiscal year ended December 31, 2004; and the aggregate dollar value of in-the-money unexercised options held at the end of the fiscal year ended December 31, 2004. Value realized upon exercise is the difference between fair market value of the underlying stock on the exercise date and the exercise price of the option. Value of unexercised in-the-money options at the fiscal year-end is the difference between exercise price and the fair market value of the underlying stock on December 31, 2004, which was $34.75 per share. These values, unlike any amount which may be set forth in the column headed “Value Realized” have not been, and may never be, realized. The underlying options have not been, and may never be, exercised; the actual gains, if any, on exercise will depend on the value of Merchants’ stock on the date of exercise. As of December 31, 2004, all unexercised options were exercisable.

Aggregated Option Exercises in Fiscal Year 2004
and Fiscal Year-End Option Values

			Number of	Value of Unexercised
	Shares Acquired	Value	Unexercised Options	In-the-Money Options
	on Exercise	Realized	on December 31, 2004	On December 31, 2004
Name	(#)	$	(#)	($)
Michael Murry	—	—	9,812	$48,912
James Bomberg	—	—	4,695	$17,922
Edward Cichurski	—	—	1,500	—
James Mroczkowski	—	—	5,130	$24,140
Charles Heffernan	—	—	—	—
Donald Rowland	—	—	—	—

BENEFIT PLANS

Merchants maintains a 401(k) Profit Sharing Plan for the benefit of all employees who have attained the age of 18 years. The employee is eligible to participate in the plan the first quarter following the first 30 days of employment. A participating employee may elect to defer a portion of his or her compensation (between 1% and 100% of base compensation, subject to certain limitations, in 1% increments) and contribute this amount to the 401(k) Profit Sharing Plan. Deferrals of up to 6% of compensation which are contributed to a trust set up pursuant to the 401(k) Profit Sharing Plan may be deducted by Merchants for federal income tax purposes. Merchants may make either or both of the following types of contributions out of its net profits to the 401(k) Profit Sharing Plan (i) matching contributions up to 1% of base compensation; or (ii) discretionary contributions which are based on consolidated earnings of Merchants. Employees of Merchants are fully vested in all amounts contributed to their account under matching and discretionary contributions made by Merchants. Total contributions amounted to $515,000 in 2004. Contributions for Messrs. Murry, Bomberg, Cichurski, Mroczkowski, Heffernan and Rowland (the persons listed in the Summary Compensation Table) were $23,177, $11,424, $7,321, $6,785, $0 and $0, respectively. With respect to the investment of individual accounts, a participant may direct the Trustee in writing to invest the vested portion of his/her account in specific assets, including Merchants’ securities.

Merchants has established a Salary Continuation Plan to provide retirement income for certain executive officers. The Salary Continuation Plan is a non-qualified executive benefit plan in which Merchants agrees to pay the executive additional benefits at retirement in return for continued satisfactory performance. If the covered executive leaves Merchants’ employ, either voluntarily or involuntarily, the agreement under the Salary Continuation Plan terminates and the executive receives no benefits unless obligations under the Plan are assumed by a subsidiary of Merchants, because of the executive’s employment status with such subsidiary. The Salary Continuation Plan is informally linked with a life insurance policy. The executive is the insured under the policy, but Merchants is the owner and beneficiary of the policy. The executive has no claim on the insurance policy, its cash value or the proceeds thereof.

The Salary Continuation Plan for Mr. Bomberg provides for annual retirement benefits of $60,700 commencing at age 65 and continuing for a period of 15 years.

The Salary Continuation Plan provides for annual retirement benefits for Mr. Mroczkowski in the amount of fifty percent of the base compensation received by the executive during the calendar year immediately preceding executive’s termination of employment, commencing at age 65 and payable for fifteen years.

PERSONNEL/COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

The Committee

The Personnel/Compensation Committee meets periodically to review the performance and compensation of certain senior officers of Merchants and its subsidiaries, including all executive officers of Merchants. The Personnel/Compensation Committee consists of directors of Merchants and its subsidiary banks. No member of the Committee is an employee or officer of the Corporation or its subsidiaries. The Committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1.0 million per executive. The Committee’s recommended compensation amounts meet the requirements for deductibility. The Personnel/Compensation Committee held three meetings during 2004.

Compensation Committee Interlocks and Insider Participation

Corporations of which Messrs. James Sass, Goodell, Judge, Logarakis, and Ms. Ryan are executive officers had loans with subsidiary banks of Merchants. Messrs. Blakeslee, Judge, Harold Mueller, Rose, James Sass, Owens and Ms. Ryan also had personal loans with subsidiary banks of Merchants. See “Election of Directors – Certain Transactions.” There are no other interlocking relationships as defined by the Securities and Exchange Commission, and no Merchants officer is a member of the Committee.

General Policy

The compensation objective of Merchants and its subsidiaries is to link compensation with corporate and individual performance in a manner which will attract and retain competent personnel with leadership qualities. The process gives recognition to the compensation practices of competing organizations.

In an effort to achieve the long-term goals of shareholders, the compensation program ties a significant portion of total compensation to the financial performance of the Corporation compared to peer group performance. The Personnel/Compensation Committee makes recommendations on the compensation of the Corporation’s officers to the Board of Directors. The Committee’s recommendations reflect its assessment of the contributions to the long-term profitability and financial performance made by individual officers. In this connection, the Committee considers, among other things, the type of the officer’s responsibilities, the officer’s long-term performance and tenure, compensation relative to peer group and the officer’s role in ensuring the future financial success of the Corporation. Financial goals considered by the Committee include earnings per share, return on equity, asset quality, growth and expense control.

In addition to measuring performance in light of these financial factors, the Committee considers the subjective judgment of the Chairman of the Board in evaluating performance and establishing salary, bonus, and long-term incentive compensation for individual officers, other than the Chairman. The Committee independently evaluates the performance of the Chairman, taking into consideration such subjective factors as leadership, innovation and entrepreneurship in addition to the described financial goals.

Base Salary

In determining officer salaries, the Committee considers surveys and data regarding compensation practices of similar sized financial institutions with comparable products in similar markets. The Committee also considers the Chairman’s assessment of the performance, the nature of the position and the contribution and experience of individual officers (other than the Chairman of the Board and Chief Executive Officer). The Committee independently evaluates Mr. Murry’s performance and compares his compensation to peer group data.

Annual Bonuses

Officers of the Corporation and its subsidiaries are awarded annual bonuses in January based on the previous year’s financial performance at the discretion of the Committee. The amount of the bonus is recommended to the Committee by the Chairman, based on his and the officer’s immediate supervisor’s evaluation of the achievement of corporate and individual goals and assessment of subjective factors such as leadership, innovation and commitment to corporate advancement. The Corporation annual incentive bonus is based on the overall consolidated financial performance of the Corporation.

Chairman of the Board and Chief Executive Officer Compensation

After the resignation of Donald Rowland in October 2004, Mr. Murry assumed the role of interim Chief Executive Officer. In January 2005, Mr. Murry was elected as the Chief Executive Officer by the Board of Directors.

In determining Mr. Murry’s 2004 compensation, the Committee considered a variety of factors, mainly the achievement of corporate financial goals. The goals include earnings per share growth, return on equity, efficiency ratio, asset growth, asset quality, and the total return of the Corporation’s stock. Each of these factors is assigned a weighted value based upon the importance of the goal. These factors were utilized by the Committee in determining Mr. Murry’s compensation relative to other executives of Wisconsin-based companies with similar responsibilities.

The Committee believes that the total compensation awarded to Mr. Murry for 2004 is fair and appropriate under the circumstances.

Stock Options

The Personnel/Compensation Committee administers the 1996 Incentive Stock Option Plan. Stock options are designed to furnish long-term incentives to the officers of the Corporation to build shareholder value and to provide a link between officer compensation and shareholder interest. See section “The 1996 Incentive Stock Option Plan” for stock options granted to executive officers in 2004. Awards are based upon performance, responsibilities and the officer’s relative position and ability to contribute to future performance of the Corporation. In determining the size of the option grants, the Committee considers information and evaluations provided by Mr. Murry. The award of option grants to the Mr. Murry is based on the overall performance of the Corporation and on the Committee’s assessment of Mr. Murry’s contribution to the performance and his leadership.

The Personnel/Compensation Committee:

Steven R. Blakeslee	Harold J. Mueller
James A. Sass	Gervase R. Rose
Thomas N. Holton	Duane P. Cherek
Rodney T. Goodell	Steven G. Holte
Jon W. Owens	Michael T. Judge
Nicholas S. Logarakis	Elise E. Ryan
Maria L. Monreal -Cameron

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee of the Board of Directors is composed of Messrs. Zellmer, Gapinski, J. Michael Bartels, Aguilar, Steven Sass, Dunham, Panos, Chapel, Bemis, Gavin, Rude, Sharpe, Zaun, and Kranitz. All committee members are independent in accordance with the listing standards of the Nasdaq Stock Market. The Audit Committee consists of directors of Merchants and its subsidiary banks. The Audit Committee held four meetings during 2004.

The duties and responsibilities of the Audit Committee include (i) approving the appointment of the Corporation’s independent auditors and any termination of engagement; (ii) reviewing the plan and scope of audits: (iii) reviewing the Corporation’s significant accounting policies and internal controls and (iv) having general responsibility for all audit related matters. The audit committee has the direct responsibility for the appointment, compensation and oversight of the work of the Corporation’s independent auditors, including the resolution of disagreements between management and the auditors regarding financial reporting. The Audit Committee operates under a written charter adopted by the Board, which is attached to this proxy statement as Exhibit A.

The Corporation’s management is responsible for the Corporation’s internal controls and the financial reporting process, including the system of internal controls. The Corporation’s independent auditors are responsible for expressing an opinion on the conformity of the Corporation’s audited consolidated financial statements with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2004, with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement No. 61 (Communication with Audit Committees). The Audit Committee has received and discussed with the independent auditors the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on the Audit Committee’s reviews and discussions with management, the internal auditors and the independent auditors referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee:
Donald A. Zellmer	Thomas F. Gapinski
J. Michael Bartels	Dr. Francisco Aguilar
Steven J. Sass	Michael D. Dunham
Kenneth E. Panos	Vernon R. Chapel
Richard C. Bemis	Robert J. Gavin
Brian D. Rude	James M. Sharpe
Ralph L. Zaun	Richard A. Kranitz

Fees of Independent Auditors

     The following table summarizes the fees the Corporation paid for audit and nonaudit services rendered by the Corporation’s independent auditors during 2004 and 2003:

Description	2004	2003
Audit Fees[1]	$631,354	$328,434

Audit-Related Fees[2]	77,100	148,655

Tax Fees[3]	62,325	72,750

All Other Fees[4]	—	69,745

(1)	Audit fees consist of fees for professional services rendered for the audit of the Corporation’s financial statements, the audit of the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2004, and review of financial statements included in the Corporation’s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees are fees principally for professional services rendered for the audit of the Corporation’s employee benefit plans, due diligence acquisition audits, and technical accounting consulting and research.

(3)	Tax services fees consist of compliance fees for the preparation of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning, and tax advice. Tax service fees also include fees relating to other tax advices, tax consulting, and planning other than for tax compliance and preparation.

(4)	Other services consisted primarily of consulting services associated with the consultation with the Company’s Technology/Operations Committee.

The Audit Committee of the Board of Directors of the Corporation considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of McGladrey & Pullen, LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Corporation’s independent auditors. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent auditors.

Since the effective date of the Securities and Exchange Commission rules requiring pre-approval of non-audit services on May 6, 2003, each new engagement of the Corporation’s independent auditors to perform non-audit services has been approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.

Audit Committee Financial Expert

The Corporation’s Board of Directors has determined that Mr. Zellmer qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission based on his work experience and education.

SHAREHOLDER RETURN AND PERFORMANCE PRESENTATION

Stock Price Performance Graph

The following table shows the cumulative total stockholder return on the Corporation’s Common Stock over the last five fiscal years compared to the returns of the Standard & Poor’s 500 Stock Index and the NASDAQ Bank Index. The graph assumes that the value of the investment in Merchants stock and for each index was $100 on December 31, 1999.

Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of McGladrey & Pullen, LLP served as the Corporation’s independent auditors for the fiscal year ended December 31, 2004 and it is anticipated that such firm will be appointed to act as for the fiscal year ending December 31, 2005. Representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting to make any statement they may desire and to respond to questions from shareholders.

OTHER MATTERS

Although management is not aware of any other matters that may come before the meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT NO COST BY WRITING TO THE OFFICE OF THE SECRETARY, MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., 5445 S. WESTRIDGE DRIVE, P.O. BOX 511160, NEW BERLIN, WISCONSIN 53151

By Order of the Board of Directors,
	By:	/s/ Michael J. Murry

Michael J. Murry
Chairman of the Board of Directors and
Chief Executive Officer

April 15, 2005

EXHIBIT A
MERCHANTS & MANUFACTURERS BANCORPORATION, INC.
AUDIT COMMITTEE CHARTER
AMENDED AND RESTATED AS OF MARCH 10, 2005

Organization

The audit committee of the board of directors shall be comprised of at least three directors who are “independent directors” within the meaning of the rules of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market, each of whom shall not be an officer or employee of the company or its subsidiaries, shall not have any relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable membership requirements under the rules of the Nasdaq Stock Market. In fulfilling their responsibilities under this charter, it is recognized that members of the audit committee are not and do not represent themselves to be, accountants or auditors by profession, but who are deemed by the board of directors to be “financially literate.” A “financially literate” director is one who is able to read and understand fundamental financial statements, including the company’s balance sheet, income statement and cash flow statement. At least one member of the audit committee shall be an “audit committee financial expert” as is defined by the rules of the Securities and Exchange Commission.

Statement of Policy

The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to (i) corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company; (ii) the company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the company’s internal accounting function and the performance of the independent auditors. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the company.

The independent auditors for the company are ultimately accountable to the audit committee and the board of directors. The audit committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in the proxy statement). Moreover, the audit committee is directly responsible for the appointment, compensation and oversight of the work of the company’s independent auditors, including the resolution of disagreements between management and the auditor regarding financial reporting.

Purpose

The function of the audit committee is oversight. The management of the company is responsible for the preparation, presentation and integrity of the company’s financial statements and is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities under this charter, it is recognized that members of the audit committee are not full-time employees of the company and are not, and do not represent themselves to be, accountants or auditors by profession.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

•	Obtain the full board of directors’ approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

•	Approve the appointment of the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries, subject, if applicable, to shareholder ratification.

•	Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders’ representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

•	The independent auditors will report directly to the audit committee.

•	Confirm and assure the independence of the independent auditors and the objectivity of the internal auditor.

•	Complete the yearly performance evaluation of the internal auditor.

•	Meet with the independent auditors and financial management of the company to review and approve the scope and approach of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, including, where appropriate, discussing and approving audit procedures with respect to the company’s internal control over financial reporting, and evaluating the adequacy of the independent auditor’s compensation or fee arrangement.

•	Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies, including discussing with management and the independent auditors such matters.

•	Review the internal audit function of the company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

•	Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

•	Receive at each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Establish and monitor the predetermined arrangement with the independent auditors that they will advise the audit committee through its Chair and management of the company of any significant or material issues identified through procedures followed for interim review of the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders, including the adequacy of the company’s system of internal control over financial reporting and the company’s disclosure controls and procedures. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

•	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

•	Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors’ questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

•	On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

•	Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the committee’s conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other advisors for this purpose if, in its judgment, that is appropriate, including investigating and retaining counsel with respect to any legal matters that could have a significant impact on the company’s financial statements.

•	Review the company’s disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

•	Review in advance any non-audit services that need to be completed by the external audit firm and grant approval for any non-audit service that such firm is not prohibited from performing for the company in accordance with any applicable policies or procedures adopted by the audit committee and approve the payment of any fees for any such service. The chair of the committee may represent the entire committee for purpose of this review.

•	React to complaints received from employees on accounting and auditing matters and establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters for the confidential, anonymous submission by employees of the company or its subsidiaries of concerns regarding questionable accounting or auditing matters.

INCORPORATION BY REFERENCE

The following information is incorporated by reference to the enclosed annual report on Form 10-K:

Consolidated Financial Statements:

Balance Sheets – December 31, 2004, 2003

Statements of Income – Years ended December 31, 2004, 2003, 2002

Statements of Changes in Stockholders Equity – years ended December 31, 2004, 2003, 2002

Statements of Cash Flows – years ended December 31, 2004, 2003, 2002

Notes to Consolidated Financial Statements

Independent Auditors’ Report

Supplementary Financial Information

Managements’ Discussion and Analysis of Financial Condition and Results of Operations

Quantitative and Qualitative Disclosures about Market Risk

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

5445 S. Westridge Drive, P.O. Box 511160
New Berlin, Wisconsin

PROXY FOR ANNUAL MEETING

This Proxy is solicited by the Board of Directors of Merchants and Manufacturers Bancorporation, Inc. (“Merchants”) for the Annual Meeting of shareholders on May 24, 2005.

The undersigned hereby constitutes and appoints Donald Zellmer and Sister Joel Read, and each of them, with full power to act alone and with power of substitution, to be the true and lawful attorney and proxy of the undersigned to vote at the Annual Meeting of Shareholders of Merchants, to be held at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin, on May 24, 2005 at 4:00 p.m. (or at any adjournment(s) thereof), the shares of stock which the undersigned would be entitled to vote on the election of Directors, and in their discretion on such other business as may properly come before the meeting or adjournment(s). The undersigned hereby revokes any proxy heretofore given and ratifies all that said attorneys and proxies or their substitutes may do by virtue hereof.

1. ELECTION OF DIRECTORS

To elect the four persons listed below as Class I Directors as discussed in the Proxy Statement dated April 15, 2005 attached hereto.

J. Michael Bartels
Thomas J. Sheehan
Rodney T. Goodell
James A. Sass

☐	Elect as Directors the four nominees listed above.

☐	Withhold authority to vote for the four nominees listed above.

☐	Withhold authority to vote for individual nominees (to withhold authority to vote for any individual nominee, check this box and draw a line through that nominee’s name above).

The Board of Directors recommends a vote FOR the election of the four persons listed above.

If any additional matters are properly presented, the persons named in the proxy will have the discretion to vote in accordance with their own judgment in such matters. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by written notice to the Secretary of the Corporation, or by submitting a later-dated proxy, or by attending the annual meeting. This Proxy will be voted in accordance with instructions given by the shareholder, but if no instructions are given, this Proxy will be voted to elect the persons listed above. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting dated April 15, 2005, and the Proxy Statement enclosed herewith.

Dated	, 2005

Number of Shares:

Signature of Stockholder	Stockholder’s Name (Please print)

Signature of Stockholder	Stockholder’s Name (Please print)

     (Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.)